Exhibit (21)
VULCAN MATERIALS COMPANY
SUBSIDIARIES
As of December 31, 2008
(Active Subsidiaries Only)

	State or Other	% Owned
	Jurisdiction of	Directly
	Incorporation	or Indirectly
Entity	or Organization	by Vulcan

Subsidiaries:
ARL Development Corp.	Maryland	100
ARL Services, Inc.	Maryland	100
Arundel Risk Managers, Inc.	Maryland	100
Arundel Sand and Gravel Company	Delaware	100
Atlantic Coast Materials, LLC	Florida	50
Atlantic Granite Company	South Carolina	66-2/3
Azusa Rock, Inc.	California	100
BHJ Chemical Company, LLC	Delaware	100
Brooksville Quarry, LLC	Florida	50
BWIP, Inc.	Maryland	100
Calizas Industriales del Carmen, S.A. de C.V.	Mexico	100
CalMat Co.	Delaware	100
CalMat Leasing Co.	Arizona	100
Cardinal Concrete Company	Virginia	100
Charlotte County Ports, Ltd.	New Brunswick	50
Chesapeake Marine Partnership	Maryland	100
Concrete Engineering, Inc.	Virginia	100
D C Materials, Inc.	District of Columbia	100
FlaCem, LLC	Florida	100
Florida Cement, Inc.	Florida	100
Florida Rock Industries, Inc.	Florida	100
Freeport Aggregates Limited	Bahamas	100
FRI Bahamas Ltd.	Bahamas	100
FRI New Brunswick, Ltd.	New Brunswick	100
FRK Newberry, LLC	Florida	100
FRK Putnam, LLC	Florida	100
Harper Bros. Inc.	Florida	100
Hughs Properties, Inc.	Florida	100
Jamer Materials Limited	New Brunswick	50
LanDel/Arundel Inc.	Maryland	100
Legacy Vulcan Corp.	New Jersey	100
Maryland Rock Industries, Inc.	Maryland	100
Maryland Stone, Inc.	Maryland	100
MedTex Lands, Inc.	Texas	100
Mule Pen Quarry Corporation	Delaware	100
Palomar Transit Mix Co.	California	100

	State or Other	% Owned
	Jurisdiction of	Directly
	Incorporation	or Indirectly
Entity	or Organization	by Vulcan

Subsidiaries Continued:
Patapsco Properties, Incorporated	Maryland	100
Producer’s Software Company, LLC	Florida	100
Rancho Piedra Caliza, S.A. de C.V.	Mexico	100
RECO Transportation, LLC	Delaware	100
Rockland LLC	Florida	100
S & G Concrete Co.	North Carolina	100
S & G Prestress Company	North Carolina	100
Salisbury Towing Corp.	Maryland	100
Soportes Tecnicos Y Administrativos, S.A. de C.V.	Mexico	100
Southwest Gulf Railroad Company	Texas	95
Statewide Transport, Inc.	Texas	100
TCS Materials, Inc.	Virginia	100
The Arundel Corporation	Maryland	100
Tidewater Quarries, Inc.	Virginia	100
Triangle Rock Products, Inc.	California	100
Virginia Concrete Company, Incorporated	Virginia	100
Vulcan Aggregates Company, LLC	Delaware	100
Vulcan Chemicals Investments, LLC	Delaware	100
Vulcan Chloralkali, LLC	Delaware	100
Vulcan Construction Materials, LLC	Delaware	100
Vulcan Construction Materials, LP	Delaware	100
Vulcan Gulf Coast Materials, Inc.	New Jersey	100
Vulcan Gulf Coast Materials, LLC	North Carolina	100
Vulcan Lands, Inc.	New Jersey	100
Vulcan Performance Chemicals, Ltd.	British Columbia	100
Vulica Shipping Company, Limited	Bahamas	100